Press Release

FOR IMMEDIATE RELEASE:

Exhibit 99.1

DCT INDUSTRIAL TRUST® REPORTS Fourth quarter

and Full-year 2014 results

FFO of $0.47 per Share in Q4 and $1.89 per Share in 2014;

Increased 5.0 Percent Year-over-Year

Consolidated Operating Occupancy Increased to 95.4 Percent in Q4;

Up 190 Basis Points over Q3 and 210 Basis Points Year-over-Year

Same-Store NOI Growth of 7.8 Percent on a Cash Basis and 6.2 Percent on a GAAP Basis in Q4

Signed 16.5 Million Square Feet of Leases in 2014 – Highest Leasing Year in Company’s History

Rent Growth of 10.4 Percent on a GAAP Basis and 3.3 Percent on a Cash Basis in Q4;

12.0 Percent on a GAAP Basis and 4.5 Percent on a Cash Basis for the Full Year

Since September 30, Acquired 1.9 Million Square Feet for $128.7 Million;

Sold 4.4 Million Square Feet for $166.2 Million

DENVER, February 5, 2015 – DCT Industrial Trust® (NYSE: DCT), a leading industrial real estate company, today announced financial results for the three months and year ending December 31, 2014.1

“DCT had an outstanding year. We performed very well operationally with continued strong rent spreads and same-store NOI growth, occupancy increasing 190 basis points in the fourth quarter and record-breaking leasing activity,” said Phil Hawkins, Chief Executive Officer of DCT Industrial. “We also continue to be successful in creating value through our portfolio repositioning efforts and by leveraging our value-add and development capabilities.”

Funds from operations, as adjusted, attributable to common stockholders and unitholders (“FFO”) for Q4 2014 totaled $42.8 million, or $0.47 per diluted share, compared with $38.0 million, or $0.45 per diluted share, for Q4 2013, an increase of 4.4 percent per diluted share. These results exclude $1.0 million and $1.9 million of acquisition costs for the quarters ending December 31, 2014 and 2013, respectively.

For the year ending December 31, 2014, FFO totaled $167.0 million, or $1.89 per diluted share, compared with $144.2 million, or $1.80 per diluted share, for the year ending December 31, 2013, an increase of 5.0 percent per diluted share. These results exclude $3.0 million and $3.6 million of acquisition costs for the years ending December 31, 2014 and 2013, respectively.

Net income attributable to common stockholders for Q4 2014 was $29.6 million, or $0.34 per diluted share, compared with net income attributable to common stockholders of $13.9 million, or $0.17 per diluted share, reported for Q4 2013. Net income attributable to common stockholders for the year ending December 31, 2014 was $49.2 million, or $0.58 per diluted share, compared with a net income of $15.9 million, or $0.20 per diluted share, for the year ending December 31, 2013.

1 All share and per share amounts in this release have been restated for the effects of DCT Industrial’s 1-for-4 reverse stock split in November 2014.

Property Results and Leasing Activity

As of December 31, 2014, DCT Industrial owned 393 consolidated operating properties, totaling 62.0 million square feet, with occupancy of 95.4 percent, an increase of 190 basis points over Q3 2014 and 210 basis points over Q4 2013. Approximately 0.8 million square feet, or 1.2 percent of DCT Industrial’s total consolidated portfolio was leased but not occupied at December 31, 2014.

In Q4 2014, the Company signed leases totaling 5.5 million square feet with rental rates increasing 10.4 percent on a GAAP basis and 3.3 percent on a cash basis, compared to the corresponding expiring leases. For the full-year, the Company signed leases totaling 16.5 million square feet with rental rates increasing 12.0 percent on a GAAP basis and 4.5 percent on a cash basis. The Company’s tenant retention rate was 89.0 percent in Q4 2014 and 81.3 percent for the year ending December 31, 2014.

In Q4 2014, same-store NOI, excluding revenue from lease terminations, increased 7.8 percent on a cash basis and 6.2 percent on a GAAP basis, when compared to Q4 2013. Same-store occupancy averaged 95.2 percent in Q4 2014, an increase of 190 basis points over Q4 2013. For the year ending December 31, 2014, same-store NOI, excluding revenue from lease terminations, increased 3.8 percent on a cash basis and 3.9 percent on a GAAP basis, when compared to the year ending December 31, 2013. Same-store occupancy averaged 93.6 percent for the full-year 2014, an increase of 90 basis points over the full-year 2013.

Investment Activity

Acquisitions

Since September 30, 2014, DCT Industrial acquired 17 buildings for $128.7 million. Totaling 1.9 million square feet, these buildings were 78.1 percent occupied at the time of closing. The Company expects a year-one weighted-average cash yield of 4.7 percent and anticipates a weighted-average stabilized cash yield of 6.6 percent on the acquired assets.

The table below summarizes acquisitions since September 30, 2014:

Market	Submarket	Square Feet	Occupancy at Closing	Closed	Anticipated Yield[1]
New Jersey	Exit 10/Route 287[2]	63,000	0.0%	Oct-14	5.2%
Houston, TX	Northwest	39,000	100.0%	Oct-14	6.8%
Phoenix, AZ (5 buildings)	Tempe/Airport	355,000	97.6%	Oct-14	6.7%
Atlanta, GA	I-75 Northwest	151,000	100.0%	Oct-14	6.5%
Southern California	South Bay	102,000	100.0%	Nov-14	6.0%
Dallas, TX	DFW Airport[2]	63,000	100.0%[3]	Dec-14	7.3%
Baltimore/Washington D.C.	Baltimore/Washington Corridor	120,000	100.0%	Dec-14	7.0%
Miami, FL	Miami International Airport	75,000	67.0%	Dec-14	6.9%
Seattle, WA (2 buildings)	Northend	149,000	100.0%	Dec-14	6.3%
Chicago, IL	I-88 Corridor[2]	320,000	0.0%	Dec-14	6.4%
Dallas, TX	DFW Airport	67,000	100.0%	Dec-14	6.5%
Atlanta, GA	I-85 Northeast	398,000	100.0%[3]	Jan-15	7.3%
Total/Weighted Average		1,902,000	78.1%		6.6%

For the year ending December 31, 2014, the Company acquired 36 buildings, totaling 5.6 million square feet for $363.1 million. The Company expects a year-one weighted-average cash yield of 4.2 percent and a weighted-average projected stabilized cash yield of 6.2 percent.

1 Anticipated yield represents year-one cash yield for stabilized acquisitions and projected stabilized cash yield for value-add acquisitions.

2 See Redevelopment section.

3 Acquired with known year-one move-out.

Redevelopment

The acquisition table above includes three redevelopment properties:

•

The 63,000 square foot building located in the Exit 10/Route 287 submarket of New Jersey, was vacant at the time of acquisition. The Company executed a full-building lease which will commence after renovations are complete in Q1 2015.

•

The 63,000 square foot building located in the DFW Airport submarket of Dallas, was 100 percent leased at the time of acquisition with the expectation that the current tenant was vacating. The now vacant building is actively being marketed during renovations which are scheduled to be complete in Q2 2015.

•

The 320,000 square foot building located in the I-88 Corridor submarket of Chicago, was vacant at the time of acquisition. The building is being actively marketed during renovations which are scheduled to be complete in Q2 2015.

Additionally, DCT Industrial executed two leases for current redevelopment projects. In December, a full-building lease was signed for an 82,000 square foot redevelopment located in the Inland Empire West submarket of Southern California. The project is slated for completion in Q1 2015. In November, a full-building lease was signed for a 228,000 square foot redevelopment located in the O’Hare submarket of Chicago. The project is slated for completion in Q1 2015.

Development

Development highlights since September 30, 2014:

•

Pre-leased three spaces totaling 172,000 square feet at DCT Northwest Crossroads Logistics Centre I, which completes the lease-up of the 362,000 square foot building located in the Northwest submarket of Houston. The project is slated for completion in Q1 2015.

•	Pre-leased all of DCT White River Corporate Center Phase II South, a 63,000 square foot building located in the South Kent Valley submarket of Seattle. The project is slated for completion in Q1 2015.
•

Pre-leased 36,000 square feet at DCT Fife 45 South, a 64,000 square foot building located in the Tacoma/Fife submarket of Seattle. The lease brings the building to 57 percent pre-leased. The project is slated for completion in Q1 2015.

•	Commenced construction of DCT O’Hare Logistics Center, a 112,000 square foot building located in the O’Hare submarket of Chicago. The project is slated for completion in Q3 2015.
•	Purchased 18.1 acres in the Northwest submarket of Dallas for the development of DCT Waters Ridge, a 347,000 square foot building.
•

In January, executed a lease and commenced construction on the 55,000 square foot expansion of 6400 Hollister Road, a 222,000 square foot building located in the Northwest submarket of Houston. The building is 100 percent leased with the expansion slated for completion in Q4 2015.

Dispositions

Since September 30, 2014, DCT Industrial sold 21 buildings totaling 4.4 million square feet. This includes 3.5 million square feet in Columbus, marking the Company’s exit from the market, and a 503,000 square foot unconsolidated joint venture property located in Savannah, which was the Company’s only asset there. These transactions generated total gross proceeds of $166.2 million1 and have an expected year-one weighted-average cash yield of 6.4 percent.

The table below summarizes the dispositions since September 30, 2014:

Market	Submarket	Square Feet	Occupancy	Closed
Columbus, OH (12 buildings)		3,480,000	97.7%	Oct-14
Pennsylvania[2]	Lehigh Valley	112,000	0.0%	Oct-14
Savannah, GA3	Liberty County	503,000	100.0%	Dec-14
Houston, TX (7 buildings)	Southwest	354,000	95.1%	Dec-14
Total/Weighted Average		4,449,000	95.3%

1 Anticipated yield represents year-one cash yield for stabilized acquisitions and projected stabilized cash yield for value-add acquisitions.

2 See Redevelopment section.

3 Acquired with known year-one move-out.

For the year ending December 31, 2014, the Company sold 52 buildings, totaling 10.5 million square feet and 29.2 acres. These transactions generated total gross proceeds of $319.2 million1 and have an expected year-one weighted-average cash yield of 6.6 percent.

In January, DCT Industrial entered into a contract to sell six of its eight assets in Memphis totaling 2.3 million square feet for a sale price of $86.7 million. The transaction is expected to close in Q1 2015 and is subject to certain closing conditions.

Capital Markets

Since September 30, 2014, DCT Industrial raised $23.0 million in net proceeds from the sale of common stock through its “at the market” equity offering. The Company issued approximately 0.8 million shares at an average price of $30.97 per share. The net proceeds were used for acquisitions, development activities and for general corporate purposes.

In November, DCT Industrial issued 3.4 million shares in a public offering of common stock raising net proceeds of approximately $112.5 million after expenses. The Company used the net proceeds received from this offering for acquisitions, development activities, repayment of amounts outstanding under its senior unsecured revolving credit facility and for general corporate purposes.

Also in November, DCT Industrial completed a 1-for-4 reverse stock split of its common stock. As a result of the reverse stock split, the numbers of outstanding shares of common stock of the Company as of the date of the reverse stock split was reduced from approximately 338.1 million to approximately 84.5 million. As previously noted, the above numbers are post-reverse stock split.

Dividend

DCT Industrial’s Board of Directors has declared a $0.28 per share quarterly cash dividend, payable on April 15, 2015 to stockholders of record as of April 3, 2015.

Guidance

The Company’s guidance for 2015 FFO is between $1.86 and $1.98 per diluted share. Additionally, net income attributable to common stockholders is expected to be between $0.24 and $0.38 per diluted share.

DCT Industrial’s guidance for 2015 includes the following assumptions:

•	Same-store net operating income will increase between 5.0 percent and 6.5 percent on a cash basis and between 3.5 percent and 5.0 percent on a GAAP basis

•Average consolidated operating occupancy between 94.5 percent and 95.5 percent

•	Acquisitions of between $200 million and $300 million including stabilized and value-add
•	Development starts of between $100 million and $200 million
•	Dispositions of non-strategic assets of between $250 million and $350 million

The Company’s FFO guidance excludes acquisition costs.

Conference Call Information

DCT Industrial will host a conference call to discuss Q4 and full-year 2014 results on Friday, February 6, 2015 at 11:00 a.m. Eastern Time.  Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (877) 506-6112 or (412) 902-6686. A telephone replay will be available through Friday, February 20, 2015 and can be accessed by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 10057902.  A live webcast of the conference call will be available in the Investors section of the DCT Industrial website at www.dctindustrial.com. A webcast replay will also be available shortly following the call until February 6, 2016.

1 Includes DCT Industrial’s proportionate share of gross proceeds for property sold by an unconsolidated joint venture.

Supplemental information is available in the Investors section of the Company’s website at www.dctindustrial.com or by e-mail request at investorrelations@dctindustrial.com. Interested parties may also obtain supplemental information from the SEC’s website at www.sec.gov.

About DCT Industrial Trust®

DCT Industrial is a leading industrial real estate company specializing in the acquisition, development, leasing and management of bulk distribution and light industrial properties in high-volume distribution markets in the U.S.  As of December 31, 2014, the Company owned interests in approximately 72.3 million square feet of properties leased to approximately 900 customers. DCT maintains a Baa2 rating from Moody’s Investors Service and a BBB- from Standard & Poor’s Rating Services. Additional information is available at www.dctindustrial.com.

Click here to subscribe to Mobile Alerts for DCT Industrial.

CONTACT:

Melissa Sachs

DCT Industrial Trust

303-597-2400

investorrelations@dctindustrial.com

###

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share information)

	December 31,	December 31,
	2014	2013
ASSETS	(unaudited)
Land	$950,963	$883,804
Buildings and improvements	2,783,828	2,615,879
Intangible lease assets	86,515	82,758
Construction in progress	139,069	88,610
Total investment in properties	3,960,375	3,671,051
Less accumulated depreciation and amortization	(703,840)	(654,097)
Net investment in properties	3,256,535	3,016,954
Investments in and advances to unconsolidated joint ventures	94,728	124,923
Net investment in real estate	3,351,263	3,141,877
Cash and cash equivalents	19,631	32,226
Restricted cash	3,779	12,621
Deferred loan costs, net	8,026	10,251
Straight-line rent and other receivables, net of allowance for doubtful accounts of $956 and $2,178, respectively	54,183	46,247
Other assets, net	14,652	14,545
Assets held for sale	-	8,196
Total assets	$3,451,534	$3,265,963

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$83,543	$63,281
Distributions payable	25,973	23,792
Tenant prepaids and security deposits	30,539	28,542
Other liabilities	14,078	10,122
Intangible lease liabilities, net	22,940	20,389
Line of credit	37,000	39,000
Senior unsecured notes	1,122,621	1,122,407
Mortgage notes	249,424	290,960
Liabilities related to assets held for sale	-	278
Total liabilities	1,586,118	1,598,771

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	-	-
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	-	-
Common stock, $0.01 par value, 500,000,000 shares authorized 88,012,696 and 80,066,487 shares issued and outstanding as of December 31, 2014 and December 31, 2013, respectively	880	801
Additional paid-in capital	2,762,431	2,514,426
Distributions in excess of earnings	(986,289)	(941,019)
Accumulated other comprehensive loss	(27,190)	(30,402)
Total stockholders’ equity	1,749,832	1,543,806
Noncontrolling interests	115,584	123,386
Total equity	1,865,416	1,667,192
Total liabilities and equity	$3,451,534	$3,265,963

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited, in thousands, except per share information)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
REVENUES:
Rental revenues	$84,581	$76,475	$334,787	$286,218
Institutional capital management and other fees	345	648	1,739	2,787
Total revenues	84,926	77,123	336,526	289,005

OPERATING EXPENSES:
Rental expenses	9,013	9,904	40,520	35,977
Real estate taxes	13,594	10,830	53,790	44,048
Real estate related depreciation and amortization	37,447	35,368	148,992	130,002
General and administrative	8,020	8,187	29,079	28,010
Impairment losses	-	-	5,635	-
Casualty and involuntary conversion gain	(2)	-	(328)	(296)
Total operating expenses	68,072	64,289	277,688	237,741
Operating income	16,854	12,834	58,838	51,264

OTHER INCOME (EXPENSE):
Development profit, net of taxes	-	-	2,016	268
Equity in earnings of unconsolidated joint ventures, net	1,260	684	6,462	2,405
Gain on business combination	-	-	1,000	-
Gain on dispositions of real estate interests	28,024	-	39,671	-
Interest expense	(14,920)	(16,066)	(63,236)	(63,394)
Interest and other income (expense)	(19)	(37)	1,563	274
Income tax benefit (expense) and other taxes	(40)	305	217	(68)
Income (loss) from continuing operations	31,159	(2,280)	46,531	(9,251)
Discontinued operations:
Operating income and other expenses	-	1,196	321	6,383
Gain on dispositions of real estate interests from discontinued operations	141	16,036	5,396	20,340
Income from discontinued operations	141	17,232	5,717	26,723
Consolidated net income of DCT Industrial Trust Inc.	31,300	14,952	52,248	17,472
Net income attributable to noncontrolling interests	(1,663)	(1,013)	(3,084)	(1,602)
Net income attributable to common stockholders	29,637	13,939	49,164	15,870
Distributed and undistributed earnings allocated to participating securities	(170)	(167)	(677)	(692)
Adjusted net income attributable to common stockholders	$29,467	$13,772	$48,487	$15,178

EARNINGS PER COMMON SHARE - BASIC
Income (loss) from continuing operations	$0.34	$(0.03)	$0.52	$(0.13)
Income from discontinued operations	0.00	0.20	0.06	0.33
Net income attributable to common stockholders	$0.34	$0.17	$0.58	$0.20

EARNINGS PER COMMON SHARE - DILUTED
Income (loss) from continuing operations	$0.34	$(0.03)	$0.52	$(0.13)
Income from discontinued operations	0.00	0.20	0.06	0.33
Net income attributable to common stockholders	$0.34	$0.17	$0.58	$0.20

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	86,406	79,464	83,280	74,692
Diluted	86,728	79,464	83,572	74,692

Reconciliation of Net Income Attributable to Common Stockholders to Funds from Operations

(unaudited, in thousands, except per share and unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Reconciliation of net income attributable to common stockholders to FFO:
Net income attributable to common stockholders	$29,637	$13,939	$49,164	$15,870
Adjustments:
Real estate related depreciation and amortization	37,447	35,527	148,992	137,120
Equity in earnings of unconsolidated joint ventures, net	(1,260)	(684)	(6,462)	(2,405)
Equity in FFO of unconsolidated joint ventures	2,814	2,622	10,804	10,152
Impairment losses on depreciable real estate	-	-	5,767	13,279
Gain on business combination	-	-	(1,000)	-
Gain on dispositions of real estate interests	(28,165)	(16,036)	(45,199)	(33,650)
Gain on dispositions of non-depreciable real estate	-	-	98	31
Noncontrolling interest in the above adjustments	(620)	(1,145)	(6,300)	(8,211)
FFO attributable to unitholders	1,953	1,835	8,106	8,437
FFO attributable to common stockholders and unitholders(1)	41,806	36,058	163,970	140,623
Adjustments:
Acquisition costs	961	1,930	3,011	3,578
FFO, as adjusted, attributable to common stockholders and unitholders – basic and diluted	$42,767	$37,988	$166,981	$144,201

FFO per common share and unit — basic	$0.46	$0.43	$1.86	$1.76
FFO per common share and unit — diluted	$0.46	$0.43	$1.85	$1.75

FFO, as adjusted, per common share and unit — basic	$0.47	$0.45	$1.89	$1.80
FFO, as adjusted, per common share and unit — diluted	$0.47	$0.45	$1.89	$1.80

FFO weighted average common shares and units outstanding:
Common shares for earnings per share - basic	86,406	79,464	83,280	74,692
Participating securities	621	628	605	616
Units	4,242	4,436	4,331	4,770
FFO weighted average common shares, participating securities and units outstanding – basic	91,269	84,528	88,216	80,078
Dilutive common stock equivalents	322	252	292	223
FFO weighted average common shares, participating securities and units outstanding – diluted	91,591	84,780	88,508	80,301

(1)	Funds from Operations, FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT).

Guidance

The Company is providing the following guidance:

	Range for the Full-Year
	2015
	Low	High
Guidance:
Earnings per common share - diluted	$0.24	$0.38
Real estate related depreciation and amortization(1)	1.58	1.58
Acquisition costs	0.04	0.02
FFO, as adjusted, per common share and unit-diluted(2)	$1.86	$1.98

The above guidance reflects the impact of the previously announced reverse stock split.
(1) Includes pro rata share of real estate depreciation and amortization from unconsolidated joint ventures.
(2) The Company’s FFO guidance excludes acquisition costs.

The following table shows the calculation of our Fixed Charge Coverage for the three and twelve months ended

December 31, 2014 and 2013 (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net income attributable to common stockholders(1)	$29,637	$13,939	$49,164	$15,870
Interest expense	14,920	16,066	63,236	63,394
Proportionate share of interest expense from unconsolidated joint ventures	354	400	1,401	1,657
Real estate related depreciation and amortization	37,447	35,527	148,992	137,120
Proportionate share of real estate related depreciation and amortization from unconsolidated joint ventures	1,378	1,484	5,533	5,924
Income tax (benefit) expense and other taxes	40	(333)	(185)	57
Stock-based compensation	1,367	1,098	4,777	4,004
Noncontrolling interests	1,663	1,013	3,084	1,602
Non-FFO gain on business combination	-	-	(1,000)	-
Non-FFO gain on dispositions of real estate interests	(28,165)	(16,036)	(45,101)	(33,619)
Impairment losses	-	-	5,767	13,279
Adjusted EBITDA	$58,641	$53,158	$235,668	$209,288

CALCULATION OF FIXED CHARGES
Interest expense	$14,920	$16,066	$63,236	$63,394
Capitalized interest	2,979	2,241	9,098	8,298
Amortization of loan costs and debt premium/discount	(94)	(403)	(477)	(558)
Other noncash interest expense	(1,027)	(1,000)	(4,105)	(3,999)
Proportionate share of interest expense from unconsolidated joint ventures	354	400	1,401	1,657
Total fixed charges	$17,132	$17,304	$69,153	$68,792

Fixed charge coverage	3.4	3.1	3.4	3.0

(1)    Includes amounts related to discontinued operations, when applicable.

The following table is a reconciliation of our reported income (loss) from continuing operations to our net operating income for the three and twelve months ended December 31, 2014 and 2013 (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Reconciliation of income (loss) from continuing operations to NOI:
Income (loss) from continuing operations	$31,159	$(2,280)	$46,531	$(9,251)
Income tax (benefit) expense and other taxes	40	(305)	(217)	68
Interest and other income	19	37	(1,563)	(274)
Interest expense	14,920	16,066	63,236	63,394
Equity in earnings of unconsolidated joint ventures, net	(1,260)	(684)	(6,462)	(2,405)
General and administrative	8,020	8,187	29,079	28,010
Real estate related depreciation and amortization	37,447	35,368	148,992	130,002
Impairment losses	-	-	5,635	-
Development profit, net of taxes	-	-	(2,016)	(268)
Gain on business combination	-	-	(1,000)	-
Gain on dispositions of real estate interests	(28,024)	-	(39,671)	-
Casualty and involuntary conversion gain	(2)	-	(328)	(296)
Institutional capital management and other fees	(345)	(648)	(1,739)	(2,787)
Total GAAP net operating income	61,974	55,741	240,477	206,193
Less net operating income - non-same store properties	(9,821)	(6,706)	(58,738)	(31,629)
Same store GAAP net operating income	52,153	49,035	181,739	174,564
Less revenue from lease terminations	(176)	(18)	(1,236)	(733)
Add early termination straight-line rent adjustment	102	-	456	309
Same store GAAP net operating income, excluding revenue from lease terminations	52,079	49,017	180,959	174,140
Less straight-line rents, net of related bad debt expense	(669)	(1,312)	(3,011)	(2,529)
Less amortization of above/(below) market rents	(340)	(351)	(1,242)	(1,412)
Same store cash net operating income, excluding revenue from lease terminations	$51,070	$47,354	$176,706	$170,199

Financial Measures

Net operating income (“NOI”) is defined as rental revenues, including expense reimbursements, less rental expenses and real estate taxes, which excludes institutional capital management fees, depreciation, amortization, casualty gains, impairment, general and administrative expenses, equity in (earnings) loss of unconsolidated joint ventures,  interest expense, interest and other income and income tax expense and other taxes.  We consider NOI to be an appropriate supplemental performance measure because it reflects the operating performance of our properties and excludes certain items that are not considered to be controllable in connection with the management of the property such as depreciation, amortization, impairment, general and administrative expenses, interest income and interest expense.  Additionally, lease termination revenue is excluded as it is not considered to be indicative of recurring operating income.  However those measures should not be viewed as alternative measures of our financial performance since they exclude expenses which could materially impact our results of operations.  Further, our NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI, same store NOI (excluding revenue from lease terminations), and cash basis same store NOI (excluding revenue from lease terminations).  Therefore, we believe net income (loss) attributable to common stockholders, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance.

DCT Industrial believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure.  However, DCT Industrial considers Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance.  NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP.  FFO is generally defined as net income attributable to common stockholders, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gains from dispositions of operating real estate held for investment purposes, plus impairment losses on depreciable real estate and impairments of in substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated joint ventures and adjustments to derive DCT Industrial’s pro rata share of FFO of unconsolidated joint ventures.  We exclude gains and losses on business combinations and include the gains or losses from dispositions of properties which were acquired or developed with the intention to sell or contribute to an investment fund in our definition of FFO.  Although the NAREIT definition of FFO predates the guidance for accounting for gains and losses on business combinations, we believe that excluding such gains and losses is consistent with the key objective of FFO as a performance measure.  We also present FFO excluding acquisition costs, debt modification costs and impairment losses on properties which are not depreciable.  We believe that FFO excluding acquisition costs, debt modification costs and impairment losses on non-depreciable real estate is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results.  Readers should note that FFO captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, DCT Industrial’s FFO may not be comparable to other REITs’ FFO and FFO should be considered only as a supplement to net income (loss) as a measure of DCT Industrial’s performance.

DCT Industrial calculates our fixed charge coverage calculation based on adjusted EBITDA, which represents net income (loss) attributable to DCT common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interest, impairment losses, and proportionate share of interest, depreciation and amortization from unconsolidated joint ventures, and excludes non-FFO gains and losses on disposed assets and business combinations.  We use adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization and stock-based compensation expense, and irregular items, such as non-FFO gains or losses from the dispositions of real estate, impairment losses and gains and losses on business combinations.

Forward-Looking Statements

We make statements in this report that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and includes statements regarding our anticipated yields.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions.  These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made.  Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.  Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: national, international, regional and local economic conditions, including, in particular, the strength of the United States economic recovery and global economic recovery; the general level of interest rates and the availability of capital; the competitive environment in which we operate; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions, dispositions and development; natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes; energy costs; the terms of governmental regulations that affect us and interpretations of those regulations, including the cost of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks or civil unrest; environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and other risks and uncertainties detailed in the section of our Form 10-K filed with the SEC and updated on Form 10-Q entitled “Risk Factors.” In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership.  We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.